SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

                             Four Oaks Fincorp, Inc.
                             -----------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                                 --------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                             Four Oaks Fincorp, Inc.


                                  April 3, 2006




Dear Shareholder:

         Accompanying this letter is the Notice of Annual Meeting, Proxy Statement, Summary 2005 Annual Report to Shareholders and proxy for Four Oaks Fincorp, Inc.'s Annual Meeting. Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods: (1) by telephone, by calling the toll-free telephone number printed on your proxy card;
(2) over the Internet, by accessing the website address printed on your proxy card; or (3) by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. If you do attend, you can revoke your proxy and vote in person.

         The Annual Meeting will begin at 8:00 p.m. on Monday, April 24, 2006, in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina. At the Annual Meeting, our shareholders will elect the board of directors for the coming year, ratify the appointment of our independent accountant for the coming year and transact any other business properly brought before the meeting.

         In compliance with applicable regulations, our company's financial statements and other required disclosures are presented in the Annual Report on Form 10-K, a copy of which follows the Proxy Statement, and which reflects our company's financial condition as of December 31, 2005.

         As mentioned above, we also have included a Summary 2005 Annual Report to Shareholders that contains additional information about our company, including a financial summary, a letter from me to our shareholders, and selected financial data.

         As always, we hope to see you at the Annual Meeting, and please remember to vote your shares as directed on your proxy card provided as soon as possible.

                                Sincerely yours,

                                /s/ Ayden R. Lee, Jr.
                                ---------------------
                                Ayden R. Lee, Jr.
                                Chief Executive Officer and President

                             FOUR OAKS FINCORP, INC.

                                6114 US 301 South
                         Four Oaks, North Carolina 27524
      ---------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 24, 2006
      ---------------------------------------------------------------------

         You are cordially invited to attend the Annual Meeting of Shareholders of Four Oaks Fincorp, Inc., which will be held on Monday, April 24, 2006 at 8:00 p.m., local time, in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina, for the following purposes:

                  (1) To elect the persons listed in the accompanying Proxy Statement to the board of directors of Four Oaks Fincorp, Inc.;

                  (2) To ratify the action of the audit committee of the board of directors in appointing Dixon Hughes PLLC as independent accountants for the fiscal year ending December 31, 2006; and

                  (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Shareholders of record at the close of business on March 7, 2006 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments thereof.

         A copy of the Annual Report on Form 10-K, containing financial statements of Four Oaks Fincorp, Inc., for the year ended December 31, 2005, is enclosed herewith.

         YOUR VOTE IS VERY IMPORTANT. A PROXY CARD IS ENCLOSED FOR THE CONVENIENCE OF THOSE SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE ANNUAL MEETING IN PERSON BUT DESIRE TO HAVE THEIR SHARES VOTED. IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, OR VOTE VIA THE INTERNET OR TELEPHONE AS PROVIDED ON THE PROXY CARD. IF YOU RETURN YOUR CARD OR VOTE OVER THE INTERNET OR TELEPHONE AND LATER DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

                                            By Order of the board of directors

                                            /s/ Ayden R. Lee, Jr.
                                            ---------------------
                                            Ayden R. Lee, Jr.
                                            Chief Executive Officer and
                                            President
April 3, 2006

                             FOUR OAKS FINCORP, INC.

                                6114 US 301 South
                         Four Oaks, North Carolina 27524

                                 PROXY STATEMENT

         This Proxy Statement, accompanying proxy card, Notice of Annual Meeting of Shareholders, and Summary 2005 Annual Report to Shareholders are being mailed to shareholders on or about April 3, 2006 by the board of directors of Four Oaks Fincorp, Inc. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina on Monday, April 24, 2006 at 8:00 p.m., local time, and at all adjournments thereof. All expenses incurred in connection with this solicitation will be paid by us. In addition to solicitation by mail, certain of our officers, directors, and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication, or other means.

                                 ANNUAL MEETING

Purposes of the Annual Meeting

         The principal purposes of the annual meeting are to: (1) elect nine (9) nominees to our board of directors; (2) ratify the action of the audit committee of our board of directors in appointing Dixon Hughes PLLC as independent accountants for the fiscal year ending December 31, 2006; and (3) transact such other business as may properly come before the annual meeting or any adjournments thereof. Our board of directors knows of no matters other than those stated above to be brought before the annual meeting or any adjournments thereof. Nonetheless, the proxyholders named on the enclosed proxy card may vote in accordance with the instructions of the board of directors or, in the absence thereof, in accordance with their discretion, on any other matter properly presented for action of which the board of directors is not now aware.

How You Can Vote

         You may vote shares by proxy or in person using one of the following methods:

               o Voting by Telephone. You may vote using the directions on your proxy card by calling the toll-free telephone number printed on the card. The deadline for voting by telephone is Monday, April 24, 2006, at 3:00 a.m. Eastern time. If you vote by telephone you need not return your proxy card.

               o Voting by Internet. You may vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is Monday, April 24, 2006 at 3:00 a.m. Eastern time. If you vote over the Internet you need not return your proxy card.

               o Voting by Proxy Card. You may vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Friday, April 21, 2006.

Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by:

               o filing a written notice of revocation with our corporate secretary;

               o duly executing a subsequent proxy and filing it with our corporate secretary before the revoked proxy is exercised;

               o timely submitting new voting instructions by telephone or over the Internet as described above; or

               o    attending the annual meeting and voting in person.

         If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying "Notice of Annual Meeting of Shareholders."

Record Date

         Our board of directors has fixed the close of business on March 7, 2006 as the record date for determination of shareholders entitled to receive notice of and to vote at the annual meeting and all adjournments thereof. As of the close of business on March 7, 2006, we had 4,399,572 shares of common stock outstanding.

Voting Rights

         On all matters to come before the Annual Meeting, each holder of common stock will be entitled to one vote for each share held. Shareholders do not have the right to vote cumulatively in electing directors.

How You Can Vote Shares Held by a Broker or Other Nominee

         If your shares are held by a broker, bank, custodian or other nominee, you may have received a voting instruction form with this Proxy Statement instead of a proxy card. The voting instruction form is provided on behalf of the broker or other nominee to permit you to give directions to the broker or nominee on how to vote your shares. Please refer to the voting instruction form or contact the broker or nominee to determine the voting methods available to you.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of March 15, 2006 regarding shares of our common stock beneficially owned by: (i) each director;
(ii) each director nominee; (iii) each executive officer named in the Summary Compensation Table in this Proxy Statement; and (iv) all directors and executive officers as a group. The business address for each of the persons listed below is 6114 US 301 South, Four Oaks, North Carolina 27524. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that such power may be shared with a spouse. Fractional share amounts are rounded off to the nearest whole number.

                 Name of                     Amount and Nature of Beneficial
             Beneficial Owner                          Ownership(1)                      Percent of Class (1)
             ----------------                          ------------                      --------------------

Merwin S. Canaday(2)                                       83,041                                 1.9%
Ayden R. Lee, Jr.(3)                                      125,893                                 2.9%
Paula Canaday Bowman(4)                                    54,190                                 1.2%
William J. Edwards(5)                                      25,156                                    *
Warren L. Grimes(6)                                        16,644                                    *
Percy Y. Lee(7)                                            44,425                                 1.0%
Dr. R. Max Raynor, Jr.(8)                                   3,280                                    *
Clifton L. Painter(9)                                      38,682                                    *
William Ashley Turner(10)                                 257,139                                 5.8%
Nancy S. Wise(11)                                           7,265                                    *
W. Leon Hiatt, III(12)                                     25,882                                    *
Jeff. D. Pope(13)                                          13,778                                    *
Michael A. Weeks                                            2,833                                    *
All Directors and Executive Officers as a
Group (13 persons)                                        698,208                                15.8%
-----------------
*Less than 1%

(1) Based upon 4,408,027 shares of common stock outstanding on March 15, 2006. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who resides in the home of such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days of March 15, 2006. Beneficial ownership may be disclaimed as to certain of the securities.
(2) Includes 1,428 shares subject to stock options which are exercisable within 60 days of March 15, 2006.

(3) Includes 19,062 shares subject to stock options which are exercisable within 60 days of March 15, 2006, and 23,800 shares owned by Mr. Lee's spouse who has sole voting and investment power with respect to such shares.
(4) Includes 1,428 shares subject to stock options which are exercisable within 60 days of March 15, 2006, and 195 shares owned by Ms. Bowman's spouse who has sole voting and investment power with respect to such shares.
(5) Includes 1,428 shares subject to stock options which are exercisable within 60 days of March 15, 2006, 1,952 shares owned by Mr. Edward's spouse who has sole voting and investment power with respect to such shares, and 141 shares held in Mr. Edward's name as custodian for his granddaughter.
(6) Includes 1,428 shares subject to stock options which are exercisable within 60 days of March 15, 2006, 7,069.7266 shares owned jointly with Mr. Grimes' spouse, and 1,432.014 shares owned by Mr. Grimes' spouse who has sole voting and investment power with respect to such shares.
(7) Includes 1,428 shares subject to stock options which are exercisable within 60 days of March 15, 2006, and 30,297.5051 shares owned jointly with Mr. Lee's spouse.
(8) Includes 375 shares subject to stock options which are exercisable within 60 days of March 15, 2006.
(9) Includes 9,975 shares subject to stock options which are exercisable within 60 days of March 15, 2006, 2,556 shares owned by Mr. Painter's spouse who has sole voting and investment power with respect to such shares, and 438 shares owned by a minor child who resides in Mr. Painter's home.
(10) Includes 1,428 shares subject to stock options which are exercisable within 60 days of March 15, 2006, 254,360.0439 shares owned jointly with Mr. Turner's spouse, and 675.4532 shares owned by Mr. Turner's spouse who has sole voting and investment power with respect to such shares.
(11) Includes 5,514 shares subject to stock options which are exercisable within 60 days of March 15, 2006, 1.000 share owned jointly with Ms. Wise's spouse, 36.1177 shares owned by Ms. Wise's spouse who has sole voting and investment power with respect to such shares, and 116.645 shares owned by children who reside in Ms. Wise's home.
(12) Includes 9,322 shares subject to stock options which are exercisable within 60 days of March 15, 2006, 103.1533 shares owned by Mr. Hiatt's spouse who has sole voting and investment power with respect to such shares, and 1,270.3257 shares owned by minor children who reside in Mr. Hiatt's home.
(13) Includes 8,911 shares subject to stock options which are exercisable within 60 days of March 15, 2006.


         The following table sets forth certain information as of March 15, 2006 regarding any person who is known to us to be the beneficial owner of more than five percent (5%) of our common stock.

Name and Address of                                 Amount and Nature of
Beneficial Owner                                    Beneficial Ownership                      Percent of Class
----------------                                    --------------------                      ----------------

William Ashley Turner and Debra C. Turner,                 257,139                             5.8%
Joint Tenants with right of survivorship
181 Cleveland Crossing
Garner, North Carolina 27529

INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

         Our board of directors oversees our business and affairs and monitors the performance of management. In accordance with traditional corporate governance principles, our board of directors does not involve itself in day-to-day operations. Instead, directors keep themselves informed through, among other things, discussions with our Chief Executive Officer, other key executives and principal external advisers (legal counsel, outside auditors, investment bankers, and other consultants), reading reports and other materials that are provided to them, and by participating in board and committee meetings. Our directors are elected annually and hold office for a period of one year or until their successors are duly elected and qualified. Our board of directors, in its business judgment, has made an affirmative determination that each of Paula Canaday Bowman, Merwin S. Canaday, William J. Edwards, Warren L. Grimes, Percy Y. Lee, Dr. R. Max Raynor, Jr., William Ashley Turner, and Michael A. Weeks meet the definition of "independent director" as that term is defined in the Nasdaq Marketplace Rules.

         Two (2) of our directors are related to each other. Merwin S. Canaday is Paula Canaday Bowman's uncle. There are no material proceedings to which any of our directors or executive officers, or any of their associates, is a party adverse to us or has a material interest adverse to us.

         To our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding during the last five years (excluding traffic violations or similar misdemeanors), and none of our directors or executive officers was a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Director Compensation

         The chairman of our board of directors is paid a fee of $1,250 per month. Other directors, except Mr. Lee who is not paid a director's fee, are paid fees of $1,050 per month. In addition, directors are each paid $175.00 for each board committee meeting they attend. During 2005, all of the directors other than Mr. Lee were paid a bonus of $200.

Board of Directors Meetings

         During the last fiscal year, our board of directors met fourteen (14) times. Each incumbent director attended seventy-five percent (75%) or more of the aggregate of the total number of board of directors meetings and the total number of meetings held by all committees of the board of directors on which he or she served. Our independent directors have resolved to hold meetings, separate from management, at least twice a year.

         Policy on Attendance at Annual Meetings of Shareholders. We do not have a stated policy, but encourage our directors to attend each annual meeting of shareholders. At last year's annual meeting of shareholders, held on April 25, 2005, eight (8) directors were present and in attendance.

Board Committees

         Our board of directors has three standing committees: the audit committee, the compensation committee, and the corporate governance and nominating committee.

         Audit Committee. The audit committee is composed of Warren L. Grimes (chairman), Merwin S. Canaday, William J. Edwards, and Michael A. Weeks and operates under a written charter, which the board reviews and reassesses annually. A copy of the revised audit committee charter is attached to this Proxy Statement as Appendix A. Our board of directors, in its business judgment, has made an affirmative determination that each member of the audit committee meets the definition of "independent director" as that term is defined by Nasdaq Marketplace Rules and SEC rules, including the special independence requirements applicable to audit committee members. In addition, one member of our audit committee has past financial experience resulting in his financial sophistication as required by Nasdaq Marketplace Rules.

         The board of directors has determined that none of the members of its audit committee meet the definition of "audit committee financial expert" as that term is defined under the Securities Exchange Act of 1934, as amended. The members of the audit committee receive directly or have access to extensive information from reviews and examinations by our internal auditor, independent accountant, and various banking regulatory agencies that have jurisdiction over our company and our subsidiaries. The board believes that the present members of the audit committee have sufficient knowledge and experience in financial matters to effectively perform their duties. We recognize that having a person who possesses all of the attributes of an audit committee financial expert may be a valuable addition to our board of directors and continue to consider whether and how best to attract such an expert to serve on the board.

         The audit committee was established by our board of directors for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. The audit committee reviews the results and scope of the annual audit and other services provided by our independent accountant. The audit committee also reviews our financial statements and audit letters provided by our independent accountant. Finally, the audit committee is responsible for reviewing our systems of internal control over financial reporting with management and the independent registered public accountants. The audit committee is responsible for hiring and setting the compensation of the independent accountant. The audit committee met thirteen (13) times during 2005.

         Compensation Committee. The compensation committee is composed of Warren L. Grimes (chairman), Paula Canaday Bowman, Dr. R. Max Raynor, Jr., and William Ashley Turner, each of whom the board, in its business judgment, has determined meets the definition of "independent director" as that term is defined by the Nasdaq Marketplace Rules. The compensation committee is responsible for the approval of compensation arrangements for our officers and the review of our compensation plans and policies. During 2005, the compensation committee met eight (8) times.

         The Corporate Governance and Nominating Committee. The members of our corporate governance and nominating committee are Dr. R. Max Raynor, Jr. (chairman), Paula Canaday Bowman, Warren L. Grimes, and William Ashley Turner, each of whom the board has determined, in its business judgment, meets the definition of "independent director" as that term is defined by the Nasdaq Marketplace Rules. The committee operates pursuant to a charter that is available on our website at http://www.fouroaksbank in the "Investor Info" section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Pursuant to the committee's charter, the board has delegated certain responsibilities to the committee regarding nominations and criteria for proposing or recommending proposed nominees for election and re-election to the board.

         To be considered by our corporate governance and nominating committee, a director nominee must have certain minimum qualifications, including the ability to read and understand basic financial statements, business experience, relevant industry knowledge, high moral character, meeting certain stock ownership requirements, having their primary banking relationship with us, meeting certain age requirements, and the willingness to devote sufficient time to attend meetings and participate effectively on the board. In identifying, evaluating, and recommending nominees for director, the committee considers diversity, age, skills, representation within our market areas, potential conflicts of interest, and such other factors as it deems appropriate, given the needs of the board and our company, to maintain a balance of knowledge, experience, and capability. The committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. During 2005, the corporate governance and nominating committee met five (5) times.

         The corporate governance and nominating committee will consider, in the same manner and based on the same qualifications as its own nominations, shareholder nominations for directors. To be considered, a shareholder nomination must be sent to the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. The nomination must be received no later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting, and it must contain enough information regarding the nominee to permit the committee to assess the relevant qualifications of the nominee, such as biographical profile, list of affiliated companies, and potential conflicts of interest.

Shareholder Communications

         Our shareholders may communicate directly with the members of the board of directors or the individual chairmen of standing board committees by writing directly to those individuals at the following address: Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual unless we believe the communication may pose a security risk.

Code of Ethics

         Our board of directors has adopted a code of ethics (our "Code of Ethics") that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of our Code of Ethics is available at www.fouroaksbank.com in the "Investor Info" section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177).


                              ELECTION OF DIRECTORS

         The following table and accompanying biographies provide information on our nominees for election to the board of directors:

                                    Year                        Positions and Offices with our Company
                                    First                              & Business Experience During
Name                        Age     Elected                              Past Five (5) Years
----                        ---     -------                              -------------------

Merwin S. Canaday           82      1969        Chairman of the Board of  Directors  of Four Oaks  Fincorp,  Inc. and
                                                Four Oaks Bank & Trust Company; Owner of Four Oaks Drug Co.
Ayden R. Lee, Jr.           57      1983        Chief  Executive  Officer,  President,  and  Director  of  Four  Oaks
                                                Fincorp, Inc. and Four Oaks Bank & Trust Company
Dr. R. Max Raynor, Jr.      48      2000        Director  of Four  Oaks  Fincorp,  Inc.  and Four  Oaks  Bank & Trust
                                                Company;   Chairman  of  our  Corporate   Governance  and  Nominating
                                                Committee;  Owner of Professional Eye Care, with locations in Benson,
                                                North  Carolina,   Roseboro,   North  Carolina,  and  Clinton,  North
                                                Carolina
Paula Canaday Bowman        57      1989        Director  of Four  Oaks  Fincorp,  Inc.  and Four  Oaks  Bank & Trust
                                                Company; Director of Benson Area Medical Center
William J. Edwards          62      1990        Director  of Four  Oaks  Fincorp,  Inc.  and Four  Oaks  Bank & Trust
                                                Company;  President,  Co-owner, Chief Executive Officer, and Chairman of the Board of Edwards Food Stores
Percy Y. Lee                65      1992        Director  of Four  Oaks  Fincorp,  Inc.  and Four  Oaks  Bank & Trust
                                                Company;  President  of  T.R.  Lee Oil  Co.;  Senior  Partner  of Lee
                                                 Brother's Rental; Owner of SouthBend MHP
Warren L. Grimes            57      1992        Director  of Four  Oaks  Fincorp,  Inc.  and Four  Oaks  Bank & Trust
                                                Company;  Chairman of our Compensation Committee and Audit Committee;
                                                General  Partner in Reedy Creek Direct  Marketing  Associates;  Chief
                                                Financial  Officer and  Director of Reedy  Creek  Technologies,  Inc;
                                                Executive Director of Smithfield Housing Authority
William Ashley Turner       53      2001        Director  of Four  Oaks  Fincorp,  Inc.  and Four  Oaks  Bank & Trust
                                                Company;  Owner and  President of Ashley  Turner  Enterprises,  Inc.,
                                                Ashley  Turner  Building  Co.,  Inc.,  Ashley  Turner  Homes,   Inc.,
                                                Sugarmill  Ventures,  Inc., and Sand Castle  Building Co., Inc; Owner
                                                and Manager of Ashley  Turner  Development  Co.,  LLC,  Columbus Real
                                                Estate Co., LLC, Import Market,  LLC, and Furniture House, LLC; Owner
                                                of Ashley Turner  Rentals,  LLC, Ashley Turner  Commercial  Property,
                                                LLC, and Turner Building Supply;  Member,  Board of Trustees for Pitt
                                                Memorial  Hospital  Foundation,  Inc. and  University  Health Systems
                                                Foundation of Eastern Carolina



Michael A. Weeks            54      2006        Director  of Four  Oaks  Fincorp,  Inc.  and Four  Oaks  Bank & Trust
                                                Company;  Co-owner and President of Weeks Turner Architecture,  P.A.,
                                                Phelps  Farm,  Inc.,  and Four Weeks,  Inc.;  Co-owner and Manager of
                                                PPPY, LLC, Atlantic Park, LLC, Weeks & Sherron,  LLC, PTW Properties,
                                                LLC, Weeks Sherron & Turner, LLC, Serwee Associates,  LLC, South Main
                                                Associates,  LLC,  Durant Business  Center,  LLC, Lake Wheeler Mobile
                                                Estates,  LLC, Knightdale  Business Partners,  LLC, Weeks Associates,
                                                LLC, and Tryon Theater, LLC

         The number constituting our board of directors must be at least five
(5), but not more than twenty-one (21). The number of directors within this variable range may be fixed or changed from time to time by our shareholders or our board of directors. Our board of directors has set the number of directors at nine (9). The members of our board of directors are elected by our shareholders to serve one (1) year terms.

         All of our directors and executive officers hold office until the next annual meeting or until their successors are elected and qualified. Our board of directors has no reason to believe that the persons named above as nominees will be unable or will decline to serve as a director if elected. However, in the event of death or disqualification of any nominee or refusal or inability of any nominee to serve, it is the intention of the proxyholders to vote for the election of such other person or persons as the proxyholders determine in their discretion; but in no circumstance will the proxy be voted for more than nine
(9) nominees. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

         Pursuant to North Carolina law, the nine (9) candidates who receive the highest number of votes will be elected as directors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted in the election of directors and will not be included in determining which candidates received the highest number of votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

                             Audit Committee Report

         As described above, the audit committee of our board of directors is composed of Warren L. Grimes (chairman), Merwin S. Canaday, William J. Edwards, and Michael A. Weeks and operates under a written charter adopted by the board of directors. A copy of the revised audit committee charter is attached to this Proxy Statement as Appendix A.

         The members of the audit committee are not professionally engaged in the practice of auditing or accounting nor are they experts in the fields of accounting or auditing, including in respect of auditor independence. Management is responsible for our internal control over financial reporting and the financial reporting process, including the presentation and integrity of our financial statements. Our independent accountant is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes. The audit committee also hires and sets the compensation for our independent accountant. Members of the audit committee rely without independent verification on the information provided to them and on representations of management and our independent accountant.

         Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to below do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that our financial statements are presented in accordance with accounting principles generally accepted in the United States, or that our auditors are in fact "independent."

         In this context, the audit committee has met and held discussions with our management, who represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The audit committee has reviewed and discussed the consolidated financial statements with both management and the independent accountant. The audit committee also discussed with the independent accountant matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent accountant also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee has considered whether the provision of audit and other non-audit services (set forth under "Audit Firm Fee Summary" below) is compatible with maintaining the accountants' independence and has discussed with the independent accountant its independence.

         Based upon the audit committee's discussions with management and the independent accountant and the audit committee's review of our consolidated financial statements, representations of management, and the report of the independent accountant to the audit committee, and subject to the limitations on the role and responsibility of the audit committee referred to above and the audit committee charter, the audit committee recommended that our board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission. The audit committee also recommended that the shareholders be asked to ratify the appointment of Dixon Hughes PLLC as our independent accountant for the 2006 fiscal year.


                                 Audit Committee
                           Warren L. Grimes (chairman)
                                Merwin S. Canaday
                               William J. Edwards
                                Michael A. Weeks

                      COMPARISON OF CUMULATIVE TOTAL RETURN

         The following graph compares the cumulative total shareholder return on our common stock over the five-year period ended December 31, 2005, with the cumulative total return for the same period on the Nasdaq Composite Index, the SNL South OTC-BB and Pink Banks Index and the SNL $100-$500M OTC-BB & Pink Banks Index. The graph assumes that at the beginning of the period indicated $100 was invested in our common stock and the stock of the companies comprising the Nasdaq Composite Index, the SNL South OTC-BB and Pink Banks Index and the SNL $100-$500M OTC-BB & Pink Banks Index, and that all dividends, if any, were reinvested.

                   [SEE SUPPLMENTAL PDF FOR PERFORMANCE GRAPH]

                                                                        Period Ending
                                                          ------------------------------------------
                                                                        December 31,
---------------------------------------------------------------------------------------------------------------
Index                                             2000      2001      2002       2003       2004      2005
---------------------------------------------------------------------------------------------------------------
Four Oaks Fincorp, Inc.                            $100.00   $90.11    $105.65    $120.24   $160.14    $208.62
NASDAQ Composite                                    100.00    79.18      54.44      82.09     89.59      91.54
SNL South OTC-BB and Pink Banks                     100.00   108.31     134.94     180.66    210.80     241.44
SNL $100M-$500M OTC-BB & Pink Banks                 100.00   115.19     138.18     187.69    226.86     251.93

                             EXECUTIVE COMPENSATION

         The following table sets forth annual and long-term compensation that we paid or accrued for services rendered for the fiscal years indicated by our chief executive officer and the next most highly compensated executive officers whose total salary and bonus exceeded $100,000 individually during the year ended December 31, 2005 (each a "named executive officer" and collectively, the "named executive officers").

                           Summary Compensation Table
                           --------------------------
                                                                                   Long-Term
                                                                                  Compensation
                                             Annual Compensation (1)                Awards
                                             -----------------------                ------
                                                                                  Securities             All Other
Name & Principal Position          Year        Salary (2)          Bonus      Underlying Options        Compensation
-------------------------          ----        ----------          -----      ------------------        ------------
Ayden R. Lee, Jr.,                 2005     $    213,430      $   35,867                5,000           $12,266  (3)
Chief Executive Officer and        2004          202,304          28,767                6,250            10,985  (4)
President                          2003          190,491          10,501                7,812            10,972  (5)

Clifton L. Painter,                2005     $    121,484      $   18,217                2,593           $ 8,067  (6)
Senior Executive Vice              2004          110,683          14,717                3,281             7,250  (7)
President, Chief Operating         2003          103,927           6,151                4,101             6,347  (8)
Officer

Nancy S. Wise,                     2005     $    107,914      $   18,217                2,468           $ 7,243  (9)
Executive Vice President,          2004          100,633          14,717                3,046             4,946 (10)
Chief Financial Officer            2003           95,841           5,296                3,808             4,345 (11)

W. Leon Hiatt, III                 2005     $    107,427      $   18,292                2,468           $ 8,029 (12)
Executive Vice President,          2004          100,408          14,717                3,046             6,652 (13)
Chief Administrative Officer       2003           95,400           5,183                3,808             5,806 (14)

Jeff D. Pope,                      2005     $    107,250      $   18,292                2,468          $  8,275 (15)
Executive Vice President,          2004           96,667          10,292                2,343             6,192 (16)
Branch Administrator

------------------------
(1) Amounts shown in the table include amounts paid to the named executive officers in their capacities as executive officers of our subsidiary, Four Oaks Bank & Trust Company. Four Oaks Bank & Trust Company was reorganized as our wholly owned subsidiary in July 1997. Amounts shown also include amounts deferred by the named executive officers under our Master Corporate Profit Sharing Retirement Plan and Trust.

(2) Prior to 2004, reports of the named executive officers' salaries inadvertently included automobile allowances paid by us for the named executive officers. We have restated 2003 salary to exclude the automobile allowances from amounts paid to the named executive officers as salary.
(3) Includes $3,435 in contributions under our Master Corporate Profit Sharing Retirement Plan and Trust, $8,400 in contributions under our Employee Stock Ownership Plan and $431 in life insurance premiums paid by us on behalf of the named executive officer.
(4) Includes $2,444 in contributions under our Master Corporate Profit Sharing Retirement Plan and Trust, $8,000 in contributions under our Employee Stock Ownership Plan and $541 in life insurance premiums paid by us on behalf of the named executive officer.
(5) Includes $2,582 in contributions under our Master Corporate Profit Sharing Retirement Plan and Trust, $8,000 in contributions under our Employee Stock Ownership Plan and $390 in life insurance premiums paid by us on behalf of the named executive officer.
(6) Includes $2,085 in contributions under our Master Corporate Profit Sharing Retirement Plan and Trust, $5,588 in contributions under our Employee Stock Ownership Plan and $394 in life insurance premiums paid by us on behalf of the named executive officer.
(7) Includes $1,870 in contributions under our Master Corporate Profit Sharing Retirement Plan and Trust, $5,016 in contributions under our Employee Stock Ownership Plan and $364 in life insurance premiums paid by us on behalf of the named executive officer.
(8) Includes $1,619 in contributions under our Master Corporate Profit Sharing Retirement Plan and Trust, $4,403 in contributions under our Employee Stock Ownership Plan and $325 life insurance premiums paid by us on behalf of the named executive officer.
(9) Includes $828 in contributions under our Master Corporate Profit Sharing Retirement Plan and Trust, $6,063 in contributions under our Employee Stock Ownership Plan and $352 in life insurance premiums paid by us on behalf of the named executive officer.
(10) Includes $4,614 in contributions under our Employee Stock Ownership Plan and $332 in life insurance premiums paid by us on behalf of the named executive officer.
(11) Includes $4,046 in contributions under our Employee Stock Ownership Plan and $299 in life insurance premiums paid by us on behalf of the named executive officer.
(12) Includes $1,875 in contributions under our Master Corporate Profit Sharing Retirement Plan and Trust, $5,803 in contributions under our Employee Stock Ownership Plan and $351 in life insurance premiums paid by us on behalf of the named executive officer.
(13) Includes $1,716 in contributions under our Master Corporate Profit Sharing Retirement Plan and Trust, $4,605 in contributions under our Employee Stock Ownership Plan and $331 in life insurance premiums paid by us on behalf of the named executive officer.
(14) Includes $1,485 in contributions under our Master Corporate Profit Sharing Retirement Plan and Trust, $4,023 in contributions under our Employee Stock Ownership Plan and $298 in life insurance premiums paid by us on behalf of the named executive officer.
(15) Includes $1,872 in contributions under our Master Corporate Profit Sharing Retirement Plan and Trust, $6,011 in contributions under our Employee Stock Ownership Plan and $392 in life insurance premiums paid by us on behalf of the named executive officer.
(16) Includes $1,594 in contributions under our Master Corporate Profit Sharing Retirement Plan and Trust, $4,278 in contributions under our Employee Stock Ownership Plan and $320 in life insurance premiums paid by us on behalf of the named executive officer.

                        Option Grants in Last Fiscal Year

         The following table sets forth certain information concerning options to purchase our common stock granted to the named executive officers during the year ended December 31, 2005.


                                            Individual Grants
                                            -----------------

                             Number of        % of Total
                            Securities     Options Granted
                            Underlying     to Employees in    Exercise or
                             Options           Fiscal           Base           Expiration           Grant Date
          Name              Granted (#)         Year          Price ($/sh)      Date(1)          Present Value(2)
          ----              -----------         ----          ------------      -------          ----------------

Ayden R. Lee, Jr.              5,000             13%             $18.20        02/22/2009             $18,895
Clifton L. Painter             2,593              7%             $18.20        02/22/2009             $ 9,799
Nancy S. Wise                  2,468              6%             $18.20        02/22/2009             $ 9,326
W. Leon Hiatt, III             2,468              6%             $18.20        02/22/2009             $ 9,326
Jeff D. Pope                   2,468              6%             $18.20        02/22/2009             $ 9,326
------------------------

(1) All options shown were granted under the Company's Nonqualified Stock Option Plan and were fully vested on February 22, 2006. Each option expires on the earlier of the expiration date shown or 15 months after termination of the recipient's employment, except in cases of death or disability. The option may be exercised to purchase vested shares only. Upon termination of employment the option is forfeited with respect to any shares not then vested, except in cases of death or disability. Upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.

(2) We utilized the Black-Scholes option pricing methodology to estimate the hypothetical grant date present value for these stock option grants. We used the following assumptions in calculating the grant date present value for these grants: (a) an expected option term of four years; (b) an interest rate of 3.8%, (c) a dividend yield of 1.8%, and (d) volatility of 24.3%.

 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

         The following table sets forth certain information concerning options to purchase our common stock held by the named executive officers during the year ended December 31, 2005, the aggregate value of gains on the date of exercise, and the value of unexercised options as of December 31, 2005.


                                                           Number of Securities Underlying        Value of Unexercised
                                                          Unexercised Options at December 31,   In-the-Money Options at
                                                                      2005 (#)                 December 31, 2005 (#) (1)
                                                          --------------------------------- --------------------------------
                           Shares
                         Acquired on     Value Realized
        Name            Exercise (#)        ($) (2)        Exercisable     Unexercisable     Exercisable     Unexercisable
---------------------- ---------------- ----------------- --------------- ----------------- --------------- ----------------
Ayden R. Lee, Jr.         7,812 (3)         $82,495           14,062           5,000           $317,942        $113,050
Clifton L. Painter             -                -             11,581           2,593           $261,846        $ 58,628
Nancy S. Wise             3,807 (4)         $25,434           3,046            2,468           $ 68,870        $ 55,801
W. Leon Hiatt, III        3,612 (5)         $19,363           10,564           2,468           $238,852        $ 55,801
Jeff D. Pope              2,343 (6)         $24,742           6,443            2,468           $145,676        $ 55,801
------------------------

(1) Based on the difference between the exercise price and a price per share of $22.61, which is the last sale price of our common stock as of December 31, 2005.

(2) The value realized is based upon the difference between the exercise price of the option and the fair market value of our common stock at the exercise date. The fair market value of our common stock is the purchase price, as determined by our board of directors, for purchases of our common stock at the end of the last completed fiscal quarter under our Dividend Reinvestment and Stock Purchase Plan. The dividend reinvestment purchase price is determined once each quarter by our board based on the most recent annual appraisal conducted by an independent appraisal firm, as adjusted for recent trading activity.

(3) On December 6, 2005 and December 14, 2005, Mr. Lee exercised options to purchase a total of 7,812 shares of our common stock for an exercise price of $10.24. The fair market value of our common stock on December 6, 2005 and December 14, 2005 was determined to be $20.80.

(4) On May 11, 2005, May 25, 2005, and May 27, 2005, Ms. Wise exercised options to purchase a total of 3,807 shares of our common stock for an exercise price of $11.52. The fair market value of our common stock on May 11, 2005, May 25, 2005, and May 27, 2005 was determined to be $18.20.

(5) On February 18, 2005, Mr. Hiatt exercised options to purchase a total of 3,612 shares of our common stock for an exercise price of $10.24. The fair market value of our common stock on this date was determined to be $15.60.

(6) On December 13, 2005, Mr. Pope exercised options to purchase a total of 2,343 shares of our common stock for an exercise price of $10.24. The fair market value of our common stock on this date was determined to be $20.80.

Employment Agreements

         We have employment agreements with each of our named executive officers. Each employment agreement provides for a one-year term and on each anniversary date thereafter, the agreement is automatically extended for an additional year, unless either party gives notice of nonrenewal. The current base salary under the agreement may be increased at the discretion of our board of directors. In addition to the base salary, each employment agreement provides for, among other things, additional benefits applicable to executive personnel and benefits applicable to all our salaried employees. Each agreement provides for termination by us for "cause" (as defined in the agreement) at any time. Our board of directors has established the 2006 base salary amount for Mr. Lee at $226,236, Mr. Painter at $136,078, Ms. Wise at $120,607, Mr. Hiatt at $120,098
and Mr. Pope at $119,914.

Severance Compensation Agreement

         We have entered into severance compensation agreements with each of our named executive officers that will provide each of them with severance pay benefits in the event of a "change in control." The purpose of the compensation agreements is to recognize the services and contributions of our named executive officers as key employees and the uncertainties relating to continual employment, reduced employee benefits, management changes, and relocations in the event of a change in control. Under each of the severance compensation agreements, in the event a change in control (as defined in the agreement) occurs and the named executive officers' employment, as the case may be, is "terminated" (as defined in the agreement), he or she will be entitled to receive a cash severance payment equal to two (2) years' salary, in the case of Mr. Lee, Mr. Painter, Ms. Wise, or Mr. Pope or eighteen (18) months' salary, in the case of Mr. Hiatt, based upon his or her then most recent annual compensation and the amount of his or her most recent annual bonus at the time of termination. In addition, each named executive officer will be entitled to all life insurance, health, accidental death and dismemberment, and disability plans or programs in which he or she is entitled to participate immediately prior to termination for two (2) years, in the case of Mr. Lee, Mr. Painter, Ms. Wise, or Mr. Pope and for eighteen (18) months, in the case of Mr. Hiatt, after the date of his or her termination or unless and until he or she obtains other full-time employment.

Supplemental Executive Retirement Plan

         Our subsidiary, Four Oaks Bank & Trust Company, has adopted a supplemental executive retirement plan ("SERP") for Mr. Lee that, upon his retirement from the bank, will provide him with supplemental annual payments for the remainder of his life. The purpose of the SERP is to encourage Mr. Lee to remain as an employee of the bank and to reward him for contributing materially to the success of the bank. Under the SERP, the bank will be obligated to pay Mr. Lee an annual payment upon his retirement in an amount which, when added to Mr. Lee's 401(k) benefits (based on future estimated amounts) and social security benefits (based on future estimated amounts), will ensure Mr. Lee a total annual retirement benefit equal to seventy-five percent (75%) of his Average Annual Compensation (as defined in the SERP) on the date of his retirement. Depending upon Mr. Lee's age at retirement, the annual payment as a percentage of Mr. Lee's fully vested retirement benefit will vary (from fifty-eight percent (58%) of fully vested retirement benefit at age fifty-five
(55) to one hundred percent (100%) at age sixty-two (62)). The annual payments, which we are obligated to pay Mr. Lee each year after his retirement, are subject to certain limitations, including a maximum limit of fifty thousand dollars ($50,000) per year. In the event of a change of control (as defined in the SERP) of Four Oaks Fincorp, Inc. and termination of Mr. Lee's employment within twenty-four (24) months thereafter (for any reason, except termination by the bank for cause), Mr. Lee will be entitled to receive a lump sum cash payment equal to the actuarial equivalence of the greater of (i) the amount he would have been entitled to had he retired on such date or (ii) the amount of his pro rata fully vested benefit under the SERP as of such date.

         Pursuant to Mr. Lee's arrangement, if he continues in his position as previously stated and retires at the normal retirement age of 65, the estimated annual pension amount payable under the SERP, but prior to offsets and any deductions, if any, would be $232,724.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

         The Compensation Committee reviews and oversees our general compensation plans and policies and approves the individual compensation arrangements for our officers. Warren L. Grimes is Chairman of the Compensation Committee and the other committee members are William Ashley Turner, Dr. R. Max Raynor, Jr. and Paula Canaday Bowman. None of the members of our Compensation Committee are employed by our company or the bank and each has been determined by our board to be an "independent director" as that term is defined by the Nasdaq Marketplace Rules.

Our Executive Compensation Program

         Our Compensation Committee is committed to designing and implementing a program of executive compensation that will contribute to the achievement of our business objectives. We have an executive compensation program that we believe:

     o fulfills our business and operating needs and enhances shareholder value;

     o enables us to attract, motivate and retain the executive talent essential to the achievement of our short-term and long-term business objectives;

     o rewards executives for accomplishment of business goals and objectives; and

     o provides rewards consistent with gains in shareholder wealth so that executives will be financially advantaged when shareholders are similarly financially advantaged.

         In implementing our executive compensation program, we attempt to provide compensation opportunities that are generally comparable to those provided by similar companies in our industry. This "peer group" is not the same group used for the industry comparison in the performance graph found in the "Comparison of Cumulative Total Return" section above; rather, it reflects the industry within which we compete for personnel.

Elements of Executive Compensation

Our executive compensation program has four key components:

     o    base salary;
     o    long-term incentive awards;
     o    annual performance awards; and
     o    fringe benefits.

Base Salary

         Base salary represents the fixed component of our executive compensation program. Base salaries are set within ranges, which are targeted around the competitive norm for similar executive positions in similar companies in our industry. Individual salaries may be above or below the competitive norm, depending on the executive's experience and performance.

         The base salary for the CEO and other executive officers of the company is determined by the Compensation Committee. The CEO makes recommendations to the Compensation Committee for base salaries for our other executive officers. Factors considered by Compensation Committee in determining the compensation of the company's executive officers are the company's performance and the individual's performance. Another factor is the salary level for the position compared to other financial companies with which we compete.

Long-Term Incentive Awards

         Long-term incentive awards are granted pursuant to our stock option plans and are intended to align the interests of executive officers and other key employees with those of our shareholders, reward executives for maximizing shareholder value and facilitate the retention of key employees. Guideline ranges for stock option grants increase relative to cash compensation as position levels increase.

         The size of an individual's stock option award is based primarily on individual performance and the individual's responsibilities and position with our company. These options are granted with an exercise price equal to the fair market value of our common stock on the date of grant, therefore, the stock options have value only if our common stock price appreciates from the value on the date the options were granted. This feature is intended to focus executives on the enhancement of shareholder value over the long-term and to encourage equity ownership in our company. The stock option plans are discretionary plans; however, it has been the Compensation Committee's practice generally to award options annually.



Annual Performance Awards

         Annual performance awards are intended to serve two primary functions. First, annual incentives permit us to compensate officers directly if we achieve specific financial performance targets. Second, annual incentives also serve to reward executives for performance on those activities that are most directly under their control and for which they are held accountable.

         At the beginning of each year, we set specific performance goals for our company and each individual executive. Performance awards are proportionately increased or decreased from the target to reflect performance levels that exceed or fall below expectations. For fiscal year 2005, we determined the best criteria for measurement of our performance was earnings and growth. Individual performance goals are based on each individual executive's responsibilities and his or her respective contribution to our financial targets, including strategic initiatives, innovation, departmental effectiveness and personnel management.

         The annual performance award is discretionary and the Compensation Committee has the authority to approve, reduce or entirely eliminate annual performance awards. Annual performance awards are cash-based. Generally, annual performance award amounts increase as financial measures increase above the levels originally set by our compensation committee.

Benefits

         Benefits offered to executives serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income. Benefits offered to executives are largely those that are offered to the general employee population.

         Under our automobile personal use policy, each of our named executive officers is given the use of a car for business purposes. In addition, we pay for memberships at the Capital City Club for Mr. Lee and Mr. Painter. The value of these perquisites in the aggregate for each named executive officer does not exceed the lesser of $50,000 or ten percent of the respective named executive officer's salary and bonus for fiscal 2005.

Policy With Respect to $1 Million Deduction Limit

         Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the U.S. corporate income tax deduction a publicly-held company may claim for compensation paid to the named executive officers unless certain requirements are satisfied. An exception to this limitation is available for "performance-based" compensation, as defined under Section 162(m). Compensation received as a result of the exercise of stock options may be considered performance-based compensation if certain requirements of Section 162(m) are satisfied. In the event that the Compensation Committee considers approving compensation in the future that would exceed the $1 million deductibility threshold, the Compensation Committee will consider what actions, if any, should be taken to make such compensation deductible. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of our overall compensation philosophy. From time to time, we may award compensation that is not fully deductible if we determine that such award is consistent with this philosophy and is in the best interests of our company and its shareholders.

CEO Compensation

         Ayden R. Lee, Jr.'s base salary was set competitively relative to other chief executive officers in financial service companies. Mr. Lee's compensation was reviewed and recommended by the Compensation Committee and ratified by the full Board of Directors without Mr. Lee's participation. In determining Mr. Lee's base salary, the Compensation Committee reviewed independent compensation data and financial and operational results of our company for fiscal year 2005 as compared against budgets and peer businesses. Mr. Lee's bonus is determined based on the level of achievement of established performance goals related to earnings and growth. During fiscal 2005, Mr. Lee also earned $35,867 in annual performance awards, based on the level of achievement of established performance goals related to earnings and growth for our company.

Conclusion

         The Compensation Committee believes that these executive compensation policies and programs effectively promote our company's interests and enhance shareholder value.

                             Compensation Committee
                           Warren L. Grimes (chairman)
                              Paula Canaday Bowman
                              Dr. R. Max Raynor, Jr.
                              William Ashley Turner

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is comprised of Warren L. Grimes (chairman), Paula Canaday Bowman, Dr. R. Max Raynor, Jr. and William Ashley Turner, none of whom were officers or employees of the company or any of the company's subsidiaries or had any relationship requiring disclosure by the company under
Item 404 of the SEC's Regulation S-K during or prior to 2005.

Equity Compensation Plan Information

         We maintain a Nonqualified Stock Option Plan and an Employee Stock Purchase and Bonus Plan. Neither of these plans are required to be, or has been, approved by our shareholders.

         The following table sets forth aggregate information regarding our Nonqualified Stock Option Plan and Employee Stock Purchase and Bonus Plan in effect as of December 31, 2005:

                                                         (a)                  (b)                      (c)
                                                                                                  Number of securities
                                                                                              Remaining available for future
                                                                                                 issuance under equity
                                           Number of securities to be       Weighted-average       compensation plans
                                             issued upon exercise of       exercise price of   (excluding securities reflected
    Plan Category                             outstanding options         outstanding options       in column (a)) (1)
    -------------                             -------------------         -------------------       ------------------
Equity compensation plans approved by
security holders                                         N/A                      N/A                     N/A

Equity compensation plans not approved by
security holders                                       150,992                   $13.45                 450,066
                                                       -------                   ------                 -------

Total                                                  150,992                   $13.45                 450,066
                                                       =======                   ======                 =======
------------------------

(1) Includes shares of our common stock remaining available for future issuance under the following compensation plans in the amounts indicated as of December 31, 2005: Nonqualified Stock Option Plan--368,244 shares; and Employee Stock Purchase and Bonus Plan-- 81,822 shares.

Nonqualified Stock Option Plan

         The Nonqualified Stock Option Plan (the "Option Plan") provides for grants of nonqualified stock options to officers and directors of our company and its subsidiaries. The Option Plan is administered by the Compensation Committee of our board of directors, which has broad discretionary authority to administer the Option Plan. The board of directors may amend or terminate the Option Plan at any time, but no amendment or termination of the Option Plan may adversely affect the rights of optionees under prior awards without the optionees' approval.

         The Option Plan provides that the exercise price and number of shares subject to outstanding options will be appropriately adjusted upon a stock split, stock dividend, recapitalization, combination, consolidation, or similar transaction involving a change in our capitalization. Upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.

         As of March 15, 2006, 976,562 shares had been reserved for issuance under the Option Plan. As of March 15, 2006, there were 160,979 outstanding stock options, and 334,844 shares remained available for future grants. During 2005, options to purchase 38,875 shares of our common stock were granted at an average exercise price of $18.20 per share.

Employee Stock Purchase and Bonus Plan

         The Employee Stock Purchase and Bonus Plan (the "Purchase Plan") is a voluntary plan that enables full-time employees of our company and its subsidiaries to purchase shares of our common stock. The Purchase Plan is administered by the Compensation Committee of our board of directors, which has broad discretionary authority to administer the Purchase Plan. The board of directors may amend or terminate the Purchase Plan at any time. The Purchase Plan is not intended to be qualified as an employee stock purchase plan under
Section 423 of the Internal Revenue Code of 1986, as amended.

         Once a year, participants in the Purchase Plan may purchase our common stock at fair market value equal to five percent (5%) of their compensation, up to $1,000. We match in cash fifty percent (50%) of the amount of each participant's purchase, up to $500. After we withhold for income and employment taxes, participants use the balance of our matching grant to purchase shares of our common stock.

         The Purchase Plan will terminate upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets. The Purchase Plan provides that the number of shares reserved for issuance thereunder will be appropriately adjusted upon a stock split, stock dividend, recapitalization, combination, consolidation, or similar transaction involving a change in our capitalization.

         As of March 15, 2006, 195,312 shares of our common stock had been reserved for issuance under the Purchase Plan, and 113,490 shares had been purchased. During 2005, 6,872 shares were purchased under the Purchase Plan.

Certain Transactions

         Certain of our directors and executive officers are customers of, and borrowers from, Four Oaks Bank & Trust Company in the ordinary course of business. From January 1, 2005 to December 31, 2005, loans outstanding to our directors and executive officers and their associates as a group amounted to a maximum of approximately $4,101,000 or 11.20% of the equity capital of the bank. All outstanding loans and commitments included in such transactions are made substantially on the same terms, including rate and collateral, as those prevailing at the time in comparable transactions with other customers. In the opinion of management, these loans do not involve more than normal risk of collectibility or contain other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who own more than ten percent (10%) of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten percent (10%) shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the report forms that were filed with the Securities and Exchange Commission, we believe that during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors, and ten percent (10%) shareholders were satisfied.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

            Dixon Hughes PLLC has served as the independent accounting firm of the Company since September 5, 2000. The audit committee has appointed Dixon Hughes PLLC as independent accountant of our company and its subsidiaries for the fiscal year ending December 31, 2006. Dixon Hughes PLLC's services to us for 2004 and 2005 included the audit of our annual consolidated financial statements, reviews of certain of our income tax returns and consultation on various accounting, tax and other matters. Although the selection and appointment of the independent accountant are not required to be submitted to a vote of the shareholders, the audit committee of our board of directors desires to obtain shareholder ratification of this appointment. Pursuant to our bylaws, action on a matter by our shareholders is approved if the votes cast by the shareholders favoring the action exceed the votes cast against the action. If our shareholders do not ratify this appointment, the audit committee will reconsider the appointment. A representative of Dixon Hughes PLLC is expected to be present at our Annual Meeting. This representative will have an opportunity to make a statement if desired and will be available to respond to shareholder questions.

                             Audit Firm Fee Summary

         During the fiscal years ended December 31, 2005 and 2004, we retained our independent accountant, Dixon Hughes PLLC, to provide services in the following categories and amounts:

                                                            2005                         2004
                                                            ----                         ----
            Audit Fees (1)                      $           66,000             $         53,500
            Audit-Related Fees (2)                          22,830                       29,250
            Tax Fees (3)                                     6,500                        7,425
            All Other Fees (4)                                  --                       11,200
                                                ------------------             ----------------
            TOTAL                               $           95,330             $        101,375
                                                ==================             ================

(1) "Audit Fees" are fees for professional services billed or expected to be billed by Dixon Hughes PLLC for the audit of our annual financial statements and review of financial statements included in our Form 10-Q filings.
(2) "Audit-Related Fees" are fees billed for assurance and related services performed by Dixon Hughes PLLC that are reasonably related to the performance of the audit or review of our financial statements. These services include: accounting consultations, other attestation services including Federal Home Loan Bank collateral verification procedures, and employee benefit plan audits.
(3) "Tax Fees" are fees billed for professional services performed by Dixon Hughes PLLC with respect to tax compliance, tax advice, and tax planning.
(4) "All Other Fees" are fees for other permissible work performed by Dixon Hughes PLLC that does not meet the above category descriptions. The fees paid in 2004 related to agreed upon procedures performed regarding the Gramm-Leach-Bliley Act.

         Our audit committee has considered the compatibility of the non-audit services performed by and fees paid to Dixon Hughes PLLC in fiscal 2005 and fiscal 2004 and determined that such services and fees were compatible with the independence of the public accountants. During fiscal year 2005, Dixon Hughes PLLC did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

         Policy for Approval of Audit and Non-Audit Services. Before we engage an accountant for any audit or permissible non-audit service, we are required to obtain the approval of our audit committee. In determining whether to approve a particular audit or permitted non-audit service, our audit committee considers, among other things, whether such service is consistent with maintaining the independence of the independent public accountant. Our audit committee also considers whether the independent accountant is best positioned to provide the most effective and efficient service to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. All audit fees, audit-related fees, tax fees and all other fees expended in 2005 and 2004 were pre-approved by the audit committee.

                             ADDITIONAL INFORMATION

         A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements and schedules thereto, as filed with the SEC will be furnished on written request, without charge to any of our shareholders. Such requests should be addressed to Wanda J. Blow, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177).

           SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

         Any proposals that shareholders intend to present for a vote of shareholders at the 2007 Annual Meeting of Shareholders, and that such shareholders desire to have included in our proxy statement and form of proxy relating to that meeting, must be sent to our principal executive office, marked to the attention of Ayden R. Lee, Jr., and received at such office on or before December 4, 2006 (120 calendar days prior to the anniversary of the date of this proxy statement). Proposals received after December 4, 2006 will not be considered for inclusion in our proxy materials for our 2007 annual meeting. A determination as to whether we will oppose inclusion of any proposal in our proxy statement and form of proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the SEC.

         In addition, if a shareholder intends to present a matter for a vote at the 2007 annual meeting, other than by submitting a proposal for inclusion in our proxy statement for that meeting, the shareholder must give timely notice in accordance with SEC rules. To be timely, a shareholder's notice must be sent to our principal executive office, marked to the attention of Ayden R. Lee, Jr., and received at such office on or before February 17, 2007 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). Such notice should set forth: (a) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and (b) the name and record address of the shareholder, the class and number of shares of our capital stock that is beneficially owned by the shareholder, and any material interest of the shareholder in such business. For notices that are not timely filed, we retain discretion to vote proxies we receive. For notices that are timely filed, we retain discretion to vote proxies we receive provided:
(i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion; and (ii) the proponent fails to
(x) provide us with a written statement, on or before February 17, 2007, that the proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal, (y) include the same statement in its proxy materials filed with the SEC, and (z) immediately after soliciting the percentage of shareholders required to carry the proposal, provide us with a statement from any solicitor, or other person with knowledge, that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of shares.

                     OTHER MATTERS; DISCRETIONARY AUTHORITY

         As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the annual meeting: (i) matters for which we did not receive timely notice; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this proxy statement and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incidental to the conduct of the annual meeting. If any such matters come before the annual meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

         All shareholders are encouraged to sign, date, and return their proxy submitted with this proxy statement as soon as possible in the envelope provided. If a shareholder attends the annual meeting, then he or she may revoke his or her proxy and vote in person.


                                   By Order of the board of directors
                                   April 3, 2006
                                   Ayden R. Lee, Jr.
                                   Chief Executive Officer and President

                                   Appendix A

                             FOUR OAKS FINCORP, INC.
                             AUDIT COMMITTEE CHARTER

I.       PURPOSE

The primary function of the Audit Committee (the "Committee") of the Board of Directors of Four Oaks Fincorp, Inc. (the "Company") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information and reporting processes, the systems of internal controls, and the audit processes including the work of the Company's Compliance Department.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent accountant is responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

II.      AUTHORITY

The Committee has the authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

     o Select, approve the compensation of, and review the performance of the Company's independent accountant. Where appropriate approve the discharge of the independent accountant.

     o Review and concur in the appointment, replacement, reassignment, or dismissal of the General Auditor.

     o Review and approve the compensation of the General Auditor and Compliance Officer.

     o Resolve any disagreements between management and the independent accountant and between management and the General Auditor.

     o Pre-approve all auditing and permissible non-audit services, including decisions to outsource related activities, and shall not engage the independent accountant to perform the specific non-audit services proscribed by law or regulation.

     o    Review the work performed by the Company's Compliance Department.

     o Retain and compensate independent counsel, accountants, or others to advise the committee as necessary to carry out its duties.

     o Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

     o Delegate pre-approval authority, including but not limited to approval of audit and permissible non-audit services, to a member of the Committee. The decisions of any Committee member to whom pre-approval authority has been delegated must be presented to the full audit committee at the next scheduled meeting.

     o Seek any information it requires from employees--all of whom are directed to cooperate with the Committee's requests--or external parties.

     o Meet with the Company's officers, independent accountant, or outside counsel, as necessary.

III. RESPONSIBILITIES AND DUTIES

In meeting its responsibilities, the Committee is expected to:

1. Obtain the full Board's approval of the Committee's Charter. Review and update the Committee's Charter annually or more frequently as conditions dictate. Propose and receive approval of any changes to the Committee's Charter from the full Board.

2. Review information provided by management, the Internal Audit Department, the Compliance Department, and the independent accountant about significant risks and exposures, accounting and otherwise, then assess the steps management has taken to minimize such exposures and to mitigate such risks to the company.

3. Review and approve the proposed audit scope and approach with the independent accountant, the General Auditor, and the Compliance Officer.

4. Consider, with management, the General Auditor, the Compliance Officer and the independent accountant as applicable, the rationale for employing audit or related consulting firms.

5. Review with the General Auditor, the Compliance Officer, and the independent accountant the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and effective use of audit and compliance resources.

6. Review the findings from any examination by regulatory agencies, including findings related to the Company's compliance and safety and soundness examinations.

7. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, executive travel and entertainment, and consider the results of any review of these areas by the Internal Audit Department or by the independent accountant.

8. Review with the General Auditor and the independent accountant the process for communicating the code of ethics and results of their review(s) of compliance with the Company's Code of Ethics.

9. Establish procedures for receiving, retaining, and addressing any complaints about the Company's accounting, internal accounting controls, or auditing. Procedures will provide for the anonymous and confidential submission of employee concerns regarding questionable accounting and auditing matters and any suspected fraudulent or unethical activity.

10. Perform an assessment of the Committee's performance as compared to the Charter and a self-assessment annually. Note: The self-assessment is not necessary in years when an assessment is completed relative to the entire Board's performance.

11. Perform such other functions as assigned by law, by the Company's Board of Directors, by the Company's Articles of Incorporation, or by the Company's Bylaws.

12. Comply with requirements in the Company's bylaws regarding committees of the Board.

13. Review all "related party transactions" for potential conflict of interest situations on an ongoing basis and approve, as deemed appropriate by the Committee, all such transactions prior to their consummation. The term "related party transactions" includes all transactions required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities and Exchange Act of 1934, as amended.

14. Determine the appropriate funding to be provided by the Company for the payment of: (i) the independent accountant or any other registered public accounting firm engaged to prepare or issue an audit report or perform other audit, review, or attest services for the company; (ii) any advisers employed by the Committee under its authority to retain independent counsel, accountants, or other advisers to assist the Committee in carrying out its duties; and (iii) ordinary administrative expenses of the Committee in carrying out its duties.

Financial

15. Confirm and assure the independence of the independent accountant according to the Sarbanes-Oxley Act of 2002, SEC rules and regulations, the Nasdaq Marketplace Rules, and any other criteria established by law or regulation from time to time. This shall include, among other things, a review of management consulting and related services provided by the independent accountant to the Company and any of its subsidiaries and a review of compliance with the SEC's rules regarding audit partner rotation. To assure the independence of the accountant, the Committee shall receive, review and actively discuss, on an annual basis, a written statement from the independent accountant delineating all relationships between the accountant and the Company (including a listing of all non-audit services rendered and related fees) consistent with Independence Standards Board Standard No. 1, as modified or supplemented.

16. Review and discuss with the independent accountant any matters described in Statement of Auditing Standards No. 61, as modified or supplemented.

17.  Approve any changes in accounting principles.

18. Review and discuss with management and the independent accountant filings with the SEC (prior to filing) and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements presented during Board Meetings.

19. Review with management, the independent accountant, and the General Auditor, interim financial statements and the results of the independent accountant's review, before they are filed with the SEC or other regulators.

20. Review the effectiveness of the Company's system for monitoring compliance with laws and regulations relating to financial reporting and the results of management's investigation and follow-up (including disciplinary action) on any suspected fraudulent acts or accounting irregularities.

21. Obtain periodic updates from management regarding actions taken to ensure compliance with applicable financial reporting laws and regulations and the Company's operating procedures and corporate policies.

22. Review legal and regulatory matters identified by management or counsel that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators and evaluate whether such matters have been considered in the preparation of the financial statements.

23. Determine whether or not to recommend that the annual financial statements be included in the Company's annual report on Form 10-KSB (or Form 10-K, if applicable) for the previous fiscal year, based on the Committee's review and discussion with management and the independent accountant.

24. Receive regular reports, including at the completion of the annual examination, from the independent accountant on the critical accounting policies and procedures of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, and any other material written communications that have occurred between the independent accountant and the Company's management.

25. Review with management and with the independent accountant at the completion of the annual examination:

     A. The company's annual financial statements and related footnotes, including the completeness of its financial disclosures.

     B. The independent accountant's audit of the financial statements and his or her report thereon.

     C. Any significant changes required in the independent accountant's audit plan.

     D. Any serious difficulties or disputes with management encountered by the independent accountant during the course of the annual audit.

     E. Other matters related to the conduct of the annual audit which are communicated to the Committee under generally accepted auditing standards.

Internal Control
----------------

28. Consider and review with the independent accountant and with the General Auditor the adequacy of (i) the Company's internal controls, including computerized information system controls, security, and controls related to financial reporting and (ii) any related significant findings and recommendations of the independent accountant and of the Internal Audit Department, together with management's responses thereto.

29.  Consider and review with management and with the General Auditor:

     A. Significant findings during the year and management's responses thereto.

     B. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

     C.   Any changes in the planned scope of the approved audit plan.

     D. The Internal Audit Charter. Approve the Internal Audit Charter and any subsequent changes.

     E. Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing and participation and approval of the General Auditor's performance appraisal.

Compliance
----------

30. Review and approve the annual plan for the Company's Compliance Department as well as subsequent changes to the plan.

31. Review compliance reports and discuss significant risks and exposure to the Company and its subsidiaries.

32. Review the effectiveness of the system for monitoring compliance with laws and regulations unrelated to financial reporting and the results of management's investigation and follow-up.

33.  Review the effectiveness of the Company's Compliance Department.

Reporting
---------

34. Provide an open communication between the General Auditor, the independent accountant, the Compliance Officer, and the Board of Directors.

35. Regularly report to the Board of Directors about committee activities, issues and related recommendations.

36. Prepare a letter for inclusion in the Annual Report that describes the Committee's composition, responsibilities, and how the responsibilities were discharged.

37. Comply with the Sarbanes-Oxley Act of 2002, as well as SEC and Nasdaq Marketplace Rules governing disclosure in public documents related to audit committees, including (i) the requirement to disclose whether the members are independent; (ii) whether or not the members of the Committee are financially literate under the Nasdaq Marketplace Rules; (iii) whether or not a member of the Committee has the requisite experience of financial sophistication under the Nasdaq Marketplace Rules; (iv) whether or not the Committee includes a "financial expert", and if not, and explanation why;
     (v) whether or not the Company has a code of ethics for its Chief Executive Officer and senior financial executives; and (vi) the inclusion of an audit committee report.

III. COMPOSITION

The membership of the Audit Committee shall consist of three or more members of the Board of Directors, each of whom shall be independent as defined by Nasdaq Marketplace Rules, SEC rules, and any other criteria established by law or regulation from time to time. In addition, the Company shall strive to have: (i) each member of the Committee satisfy the applicable Nasdaq Marketplace Rules relating to financial literacy; (ii) one member of the Committee with past financial experience resulting in his or her own financial sophistication as required by Nasdaq Marketplace Rules; and (iii) a member who qualifies as an "audit committee financial expert" as defined by SEC rules. The Chairman of the Board of Directors shall at all times be a member of the Committee.

IV.      MEETINGS

The Committee shall meet at least 4 times annually, and may meet more frequently if necessary. The Committee shall meet separately at least annually with the Chief Executive Officer, the Chief Financial Officer, the General Auditor, and the independent accountant to discuss any matters the Committee or they believe should be discussed privately. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. Minutes will be recorded for each meeting held.

Approved by the Company's Board of Directors at its meeting on June 20, 2005.

                                 REVOCABLE PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             FOUR OAKS FINCORP, INC.
                  FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS.

         The undersigned hereby appoints Ayden R. Lee, Jr. and Merwin S. Canaday as proxies, each with the full power of substitution to represent the undersigned and to vote all of the shares of stock in Four Oaks Fincorp, Inc. which the under-signed is entitled to vote at the Annual Meeting of Shareholders of said Company to be held in the cafeteria of Four Oaks Elementary School, located at 180 W. Hatcher Street, Four Oaks, North Carolina on Monday, April 24, 2006 at 8:00 p.m., and any adjournments thereof
   (1) as hereinafter specified upon the proposals listed below as more particularly described in the Company's proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof. In order to vote for the proposals, place an X in the appropriate box provided on the reverse side. The Board recommends a vote "FOR" the proposals listed on the reverse side.












   PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE
                            INTERNET OR BY TELEPHONE.
       (Continued, and to be marked, dated and signed, on the other side)


                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------


            FOUR OAKS FINCORP, INC. -- ANNUAL MEETING, APRIL 24, 2006
                            YOUR VOTE IS IMPORTANT!



                       https://www. proxyvotenow.com/fofn


                       You can vote in one of three ways:

     1. Call toll free 1-866-265-2185 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or
                                       --

     2. Via the Internet at https://www.proxyvotenow.com/fofn and follow the instructions.

                                       or
                                       --

     3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

                                Revocable Proxy
                            FOUR OAKS FINCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS
      APRIL 24, 2006


1.  To elect the following nominees as directors of a one year term

                               [] For    [] Withhold             []     For All
                                            All                         Except

    Nominees:
    (01) Merwin S. Canaday
    (02) Ayden R. Lee, Jr.
    (03) William J. Edwards
    (04) Paula Canaday Bowman
    (05) Dr. R. Max Raynor, Jr.
    (06) Percy Y. Lee
    (07) Warren L. Grimes
    (08) William Ashley Turner
    (09) Michael A. Weeks

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WRITE THAT NOMINEE(S) NAME ON THE LINE PROVIDED BELOW.

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2. Ratification of the action of the audit committee of the board of directors in appointing Dixon Hughes PLLC as independent accountants for the Company for the fiscal year ending December 31, 2006:

        [] For    [] Against       []  Abstain

  THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

  NOTE: Please sign your name exactly as it appears on this card. When signing for a corporation or partnership, or as agent, attorney, trustee, executor, administrator, or guardian, please indicate the capacity in which you are signing. In the case of joint tenants, each joint owner must sign.

Please be sure to date and sign
this instruction card in the box below.         Date __________________

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                             Stockholder sign above
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     x x x IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR
               INTERNET, PLEASE READ THE INSTRUCTIONS BELOW x x x
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                 FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

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                            PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., April 24, 2006. It is not necessary to return this proxy if you vote by telephone or Internet.


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Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to
        3 a.m., April 24, 2006
         1-866-265-2185

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Vote by Internet

      anytime prior to
3 a.m., April 24, 2006, go to
https://www.proxyvotenow.com/fofn

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   Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.









                             Your vote is important!